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                                  EXHIBIT 11.1

                       COMPUTATION OF EARNINGS PER SHARE

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
                                                         Nine Months Ended
                                                     --------------------------
                                                       Oct. 4,
                                                        1998     Sept. 30, 1999
                                                     ----------- --------------
Net Income.......................................... $23,362,122  $ 9,507,551
Basic:
  Weighted average number of shares outstanding.....  24,342,842   23,353,221
                                                     -----------  -----------
  Basic earnings per share.......................... $      0.96  $      0.41
                                                     ===========  ===========
Diluted:
  Weighted average number of shares outstanding.....  24,342,842   23,353,221
  Dilutive effects of stock options using the
   Treasury stock method............................     376,541      233,243
                                                     -----------  -----------
                                                      24,719,383   23,586,464
                                                     -----------  -----------
Diluted earnings per share.......................... $      0.95  $      0.40
                                                     ===========  ===========
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